EXECUTION VERSION
Exhibit 10.1
LEVI STRAUSS & CO.
€100,000,000 8-5/8% Senior Notes due 2013
$350,000,000 8-7/8% Senior Notes due 2016
PURCHASE AGREEMENT
March 10, 2006
BANC OF AMERICA SECURITIES LIMITED
CITIGROUP GLOBAL MARKETS LIMITED
GOLDMAN SACHS INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
MERRILL LYNCH INTERNATIONAL
SCOTIA CAPITAL INC.
As Representatives of the Several Euro Notes Purchasers
     c/o Banc of America Securities Limited
     5 Canada Square
     London E14 5AQ
     United Kingdom
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
SCOTIA CAPITAL (USA) INC.
As Representatives of the Several Dollar Notes Purchasers
     c/o Banc of America Securities LLC
     9 West 57th Street
     New York, New York 10019
Ladies and Gentlemen:
          Levi Strauss & Co., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell (i) to the several parties named in Schedule I hereto (the “Euro Notes Purchasers”), €100,000,000 principal amount of its 8-5/8% Senior Notes due 2013 (the “Euro Notes”) and (ii) to the several parties named in Schedule II hereto (the “Dollar Notes Purchasers” and, together with the Euro Notes Purchasers, the “Initial Purchasers”), $350,000,000 principal amount of its 8-7/8% Senior Notes due 2016 (the “Dollar Notes” and, together with the Euro Notes, the “Notes”). You are acting as the representatives (the “Representatives”) of the Dollar Notes

Purchasers and/or the Euro Notes Purchasers as indicated above. The Euro Notes are to be issued as additional securities under an indenture dated March 11, 2005 (the “Euro Notes Indenture” between the Company and Wilmington Trust Company, as trustee (the “Euro Notes Trustee”), and will have the benefit of a registration rights agreement dated as of the Closing Date (the “Euro Notes Registration Rights Agreement”) between the Company and the Euro Notes Purchasers pursuant to which the Company will agree to register the Euro Notes under the Act subject to the terms and conditions therein specified; and the Dollar Notes are to be issued under an indenture to be dated as of the Closing Date (the “Dollar Notes Indenture” and, together with the Euro Notes Indenture, the “Indentures”) between the Company and Wilmington Trust Company, as trustee (the “Dollar Notes Trustee” and, together with the Euro Notes Trustee, the “Trustees”), and will have the benefit of a registration rights agreement dated as of the Closing Date (the “Dollar Notes Registration Rights Agreement” and, together with the Euro Notes Registration Rights Agreement, the “Registration Rights Agreements”) between the Company and the Dollar Notes Purchasers pursuant to which the Company will agree to register the Dollar Notes under the Act subject to the terms and conditions therein specified. The Euro Notes will form a single series. The Euro Notes will, within 45 days after the Closing Date, be fully fungible with the Company’s restricted 8-5/8% Senior Notes due 2013 (ISIN No. XS0214697855 and ISIN No. XS0214697855) (the “Existing Restricted Euro Notes”). Following registration under the Act, as required pursuant to the Euro Notes Registration Rights Agreement, the registered Euro Notes will be fully fungible with the Company’s unrestricted 8-5/8% Senior Notes due 2013 (ISIN No. XS0219106944) (the “Existing Unrestricted Euro Notes” and, together with the Existing Restricted Euro Notes, the “Existing Euro Notes”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.
          The sale of the Euro Notes to the Euro Notes Purchasers and the Dollar Notes to the Dollar Notes Purchasers will be made without registration of the Euro Notes or the Dollar Notes under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the sale of the Notes, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated March 8, 2006 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Offering Memorandum”) and copies of a Pricing Supplement, dated March 10, 2006 (the “Pricing Supplement”), in substantially the form attached hereto as Schedule III describing the terms of the Notes, each for use by such Initial Purchasers in connection with its solicitation of offers to purchase the Notes. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” As promptly as practicable after the Execution Time, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (including any and all exhibits thereto and any information incorporated by reference therein, the “Final Offering Memorandum”). Each of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package, and any amendment or supplement to the Final Offering Memorandum, in connection with the offer and sale of the Notes by the Initial Purchasers. All references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Execution Time and incorporated by reference in the Final Offering Memorandum.
          1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser that (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the Execution Time and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
          (a) Neither the Pricing Disclosure Package, at the Execution Time, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 5(b), if applicable) as of the Closing Date (as defined in Section 3) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.
          (b) All documents filed by the Company under the Exchange Act and incorporated or deemed to be incorporated by reference into the Offering Memorandum (the “Exchange Act Documents”), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and, when they were so filed, did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Act.
          (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (e) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
          (g) The Company will use its best efforts to cause (i) the Euro Notes to be listed on the Luxembourg Stock Exchange, (ii) the Euro Notes and the Existing Euro Notes to be traded on the Euro MTF Market, (iii) the Euro Notes, within 45 days after the Closing Date, to be eligible to trade on the Euro MTF Market on a fungible basis with the Existing Restricted Euro Notes and (iv) following registration under the Act, the registered Euro Notes to be eligible to trade on the Euro MTF Market on a fungible basis with the Existing Unrestricted Euro Notes.
          (h) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, an “investment company” within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
          (i) The Company is in full compliance with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act.
          (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Notes of the Company (except as contemplated by this Agreement).
          (k) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
          (l) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on, or a material adverse change in, the condition

(financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.
          (m) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum and other than the Company’s subsidiary in Japan, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
          (n) The Company’s authorized equity capitalization is as set forth in the Offering Memorandum, and the Voting Trust Agreement entered into as of April 15, 1996, among the Voting Trustees and stockholders of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.
          (o) The statements in the Offering Memorandum under the headings “Important U.S. Federal Income Tax Considerations”, “Description of Dollar Notes”, “Description of Euro Notes”, “Exchange Offer; Registration Rights—Dollar Notes”, “Exchange Offer; Registration Rights—Euro Notes”, “Risk Factors—Risks Relating to Our Business—Our success depends on the continued protection of our trademarks and other proprietary intellectual property rights”, and in the Company’s Annual Report on Form 10-K for the fiscal year ended November 27, 2005 (the “2005 10-K”) under the headings “Business —Trademarks”, “Business—Government Regulation” and “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (p) This Agreement has been duly authorized, executed and delivered by the Company; the Dollar Notes Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Dollar Notes Trustee when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Euro Notes Indenture was, when it was entered into, duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Dollar Notes Indenture or the Euro Notes Indenture, as applicable, and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and each of the Registration Rights Agreements has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). The Euro Notes will constitute the same series of notes under the Euro Notes Indenture as the Existing Euro Notes.
          (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indentures or the Registration Rights Agreements, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreements and such as may be required by the Luxembourg Stock Exchange or under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreements.
          (r) Neither the execution and delivery of the Dollar Notes Indenture, this Agreement or the Registration Rights Agreements, the issue and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or, to the Company’s knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which the Company has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.
          (s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the summary and selected financial data set forth under the caption “Summary Historical Consolidated Financial Data” in the Offering Memorandum and under the caption “Selected Financial Data” in the 2005 10-K fairly present, on the basis stated in the Offering Memorandum, the information included therein.
          (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indentures or the Registration Rights Agreements, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (u) The Company and each of its subsidiaries own, lease or license all such properties as are necessary to the conduct of their respective operations as presently conducted.
          (v) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than such violations or defaults the occurrence of which would not reasonably be expected to have a Material Adverse Effect, whether or not arising from the transactions in the ordinary course of business.
          (w) KPMG LLP, who have audited certain consolidated financial statements of the Company and its consolidated subsidiaries included in the Exchange Act Document that is part of the Offering Memorandum, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
          (x) To the Company’s knowledge, there are no material stamp or other issuance or transfer taxes or duties or other material similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

          (y) The Company has (i) filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, in the case of either (i) or (ii) whether or not arising from transactions in the ordinary course of business and except in each case as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers that in any such case could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except when the failure to be in full force and effect would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (bb) No subsidiary of the Company is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by (i) the Offering Memorandum, (ii) the Company’s Credit Agreement dated as of September 29, 2003, among the Company, Levi Strauss Financial Center Corporation, the financial institutions listed on the signature pages thereto and Bank of America, N.A., as agent, as amended on September 30, 2003, October 14, 2003, March 18, 2004, August 13, 2004 and November

24, 2004 and including the limited waiver dated as of February 15, 2005 granted to the Company with respect to such agreement (the “Revolving Credit Facility”), and (iii) the Company’s Credit Agreement dated as of September 29, 2003, among the Company, the lender’s party thereto and Bank of America, N.A., as administrative agent, as amended on August 30, 2004 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Existing Bank Credit Facilities”).
          (cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorizations, the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (ee) In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).
          (ff) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
          (gg) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule l-02 of Regulation S-X under the Act (the “Subsidiaries”).
          (hh) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks (including the Levi’s®, Dockers® and Levi Strauss Signature® trademarks), trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not have a Material Adverse Effect or as set forth in or contemplated in (i) the Offering Memorandum (exclusive of any amendment or supplement thereto) or (ii) the Existing Bank Credit Facilities, and none of the Intellectual Property, to the best knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or would have a Material Adverse Effect.
          (ii) Except as would not have a Material Adverse Effect, none of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and except as would not have a Material Adverse Effect, the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (jj) Except as would not have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and except as would not have a Material Adverse Effect, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (kk) Except as disclosed in the Offering Memorandum, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (ll) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or, to its knowledge, any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (mm) Neither the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any material referring to the offering and sale of the Notes other than the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or other materials, if any, permitted by the Act and the Financial Services and Markets Act 2000 (the “FSMA”) (or regulations promulgated pursuant to the FSMA) or required to be distributed by the Luxembourg Stock Exchange.
          (nn) Neither the Company nor any subsidiary has taken any action or omitted to take any action (such as issuing any press release relating to the Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided under the FSMA. The Company and its subsidiaries have been informed of the existence (and have received a copy) of the UK Financial Services Authority’s informational guidance referred to in MAR 2.3.2R(4) of the price stabilizing rules made under Section 144(1) of the FSMA.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:
          (a) the Company agrees to sell to each Euro Notes Purchaser, and each Euro Notes Purchaser agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule IV, the principal amount of Euro Notes set forth opposite such Euro Notes Purchaser’s name on Schedule I hereto; and
          (b) the Company agrees to sell to each Dollar Notes Purchaser, and each Dollar Notes Purchaser agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule IV, the principal amount of Dollar Notes set forth opposite such Dollar Notes Purchaser’s name on Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Euro Notes shall be made no later than 10:00 A.M., London time, and delivery of and payment for the Dollar Notes shall be made no later than 10:00 A.M., New York City time, on March 17, 2006, or at such time on such later date (not later than three Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Dollar Notes shall be made through the facilities of The Depository Trust Company and delivery of the Euro Notes shall be made through the facilities of the Euroclear System and Clearstream, Luxembourg, unless the Representatives shall otherwise instruct.
          4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
          (a) It has not offered or sold, and will not offer or sell, any Dollar Notes or Euro Notes, as applicable, except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Dollar Notes or Euro Notes, as applicable, is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.
          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Dollar Notes or Euro Notes, as applicable, in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.
          5. Agreements. The Company agrees with each Initial Purchaser that:
          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as you may reasonably request.
          (b) As promptly as practicable following the Execution Time and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. After the Execution Time, the Company will not amend or supplement the Final Offering Memorandum without the prior written consent of Banc of America Securities LLC and Citigroup Global Markets Inc.
          (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by Banc of America Securities LLC and Citigroup Global Markets Inc.), any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request; provided, however, that once so notified each Initial Purchaser agrees that it shall not distribute the Final Offering Memorandum until it has been so amended or supplemented.
          (d) The Company will arrange, if necessary, for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions in the United States and the European Union as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Notes; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (e) The Company will not, and will not permit any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant) to, resell, under circumstances that would require the registration of the Notes under the Act, any Notes that have been acquired by any of them.
          (f) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Act.
          (g) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.
          (h) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
          (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
          (j) The Company will cooperate with the Representatives and use its best efforts to (i) permit the Dollar Notes to be eligible for clearance and settlement through The Depository Trust Company, (ii) permit the Euro Notes to be eligible for clearance and settlement through the Euroclear System and Clearstream, Luxembourg,

(iii) cause the Euro Notes to be approved for listing on the Luxembourg Stock Exchange and approved for trading on the Euro MTF Market, (iv) cause the Euro Notes to be assigned the same ISIN Numbers (ISIN No. XS0214697855 and ISIN No. XS0214697855), as applicable, as the Existing Restricted Euro Notes within 45 days after the Closing Date and (v) following registration under the Act, as required pursuant to the Euro Notes Registration Rights Agreement, cause the registered Euro Notes to be assigned the same ISIN Number (ISIN No. XS0219106944) as the Existing Unrestricted Euro Notes.
          (k) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries, or enter into any agreement to do any of the foregoing (other than (i) the Notes and the New Securities (as defined in the Registration Rights Agreements), (ii) pursuant to any credit facility permitted under the Indentures and (iii) purchase money debt and any other non-capital markets debt permitted under the Indentures for a period of 60 days from the date the Notes are issued without the prior written consent of Banc of America Securities LLC and Citigroup Global Markets Inc.
          (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
          (m) The Company will not, at any time prior to the expiration of three years after the Closing Date, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become a closed-end investment company required to be registered but not registered thereunder.
          (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Dollar Notes Indenture and the Registration Rights Agreements, the issuance of the Notes and the fees of the Trustees; (ii) the preparation, printing or reproduction of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (vi) any registration or qualification of the Notes for offer and sale under the Notes or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting (A) the Dollar Notes for trading in The Portal Market of the NASD and (B) the Euro Notes for listing on the Luxembourg Stock Exchange and the Euro Notes and the Existing Euro Notes for trading on the Euro MTF Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, Cravath, Swaine & Moore LLP.
          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Company shall have requested and caused Shearman & Sterling LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) the Dollar Indenture has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the Dollar Notes Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Euro Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless or whether considered in a proceeding in equity or at law); the Notes have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Dollar Notes Indenture or the Euro Notes Indenture, as applicable, and delivered to and paid for by the Dollar Notes Purchasers or Euro Notes Purchasers, as the case may be, under this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); each of the Registration Rights Agreements has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and provided that such counsel need not express any opinion as to the enforceability of any rights to indemnification which may be violative of the public policy underlying any Federal or state securities law, rule or regulation); and the statements set forth under the headings “Description of Dollar Notes”, “Description of Euro Notes”, “Exchange Offer; Registration Rights—Dollar Notes” and “Exchange Offer; Registration Rights—Euro Notes” in the Preliminary Offering Memorandum, when considered together with other information included in the Pricing Disclosure Package, and the Final Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Indentures and the Registration Rights Agreements, provide, in all material respects, a fair summary of such provisions;
     (ii) the statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the heading “Important U.S. Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;
     (iii) no facts have come to the attention of such counsel which give such counsel reason to believe that the Pricing Disclosure Package, as of the Execution Time, or the Final Offering Memorandum, as of its date or as of the Closing Date (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) this Agreement has been duly authorized, executed and delivered by the Company;
     (v) neither the execution and delivery of the Dollar Notes Indenture, this Agreement or the Registration Rights Agreements, the issue and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of the Existing Bank Credit Facilities, including any covenant contained therein; (iii) the terms of the Indenture, dated as of November 6, 1996, between the Company and Citibank, N.A., the Euro Indenture, dated as of January 18, 2001, between the Company and Citibank, N.A., the Indenture, dated as of December 22, 2004, between the Company and Wilmington Trust Company, the Floating Rate Notes Indenture, dated as of March 11, 2005, between the Company and Wilmington Trust Company and the Euro Indenture, dated as of March 11, 2005, between the Company and Wilmington Trust Company, (together, the “Existing Indentures”), and any amendments thereto, including any covenant contained therein; or (iv) any law, rule or regulation of the United States applicable to securities transactions or the General Corporation Law of the State of Delaware;
     (vi) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Notes under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale by the Initial Purchasers of the Notes in the manner contemplated by this Agreement; and
     (vii) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company’s securities.
          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California, Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments reasonably satisfactory to the Initial Purchasers. References to the Final Offering Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.
          (b) The Company shall have requested and caused Jay A. Mitchell, Esq., Chief Counsel, Corporate for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect;
     (ii) all the outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Pricing Disclosure Package and the Final Offering Memorandum and other than the Company’s subsidiary in Japan, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;
     (iii) the Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum;
     (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding in such counsel’s judgment are not reasonably likely, singly or in the aggregate, to result in a Material Adverse Effect;
     (v) such counsel has no reason to believe that the Pricing Disclosure Package, as of the Execution Time, or the Final Offering Memorandum, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);
     (vi) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indentures and the Registration Rights Agreements, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreements and such as may be required by the Luxembourg Stock Exchange or under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreements and such other approvals (specified in such opinion) as have been obtained; and
     (vii) neither the execution and delivery of the Dollar Notes Indenture, this Agreement or the Registration Rights Agreements, the issue and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (1) the charter or by-laws of the Company or any of its subsidiaries; (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (2) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (3) as to which such counsel has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.
          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and California or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom she believes to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent he deems proper, on certificates of other responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments. References to the Final Offering Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.
          (c) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the

Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Notes, the Indentures, the Registration Rights Agreements, the Pricing Disclosure Package, the Final Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer and the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Pricing Disclosure Package, the Final Offering Memorandum, any amendment or supplement to the Final Offering Memorandum and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement were true and correct in all material respects as of the Execution Time and are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
          (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
     (i) the audited consolidated financial statements and financial statement schedule of the Company included in the Pricing Disclosure Package and the Final Offering Memorandum and reported on by them comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included in annual reports on Form 10-K under the Exchange Act; and said audited consolidated financial statements are in conformity with U.S. generally accepted accounting principles; and

     (ii) on the basis of a reading of the latest unaudited condensed consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with U.S. generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the Board of Directors and the Human Resources, Audit and Finance Committees of the Board of Directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to November 27, 2005, nothing came to their attention which caused them to believe that:
          (1) with respect to the period from November 27, 2005 to January 29, 2006, there was any increase in long-term debt or stockholders’ deficit, change in capital stock, decrease in total assets of the Company as compared with the amounts shown in the November 27, 2005 audited condensed consolidated balance sheet included in the Final Offering Memorandum, or for the two-month period ended January 29, 2006, there were any decreases as compared to the corresponding two-month period ended January 30, 2005 in consolidated net sales or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
          (2) with respect to the period subsequent to January 29, 2006 to a specified date not more than five days prior to the date of such letter, there was any increase in long-term debt, or change in capital stock as compared with the amounts shown in the November 27, 2005 audited consolidated balance sheet included in the Final Offering Memorandum, or any decrease as compared to the corresponding period in the fiscal month ended February 27, 2005 in consolidated net sales, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Pricing Disclosure Package, the Final Offering Memorandum or the Exchange Act Documents, including the information set forth under the captions “Summary” and “Risk Factors” in the Preliminary Offering Memorandum and the Final Offering Memorandum and under the captions “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Quantitative and Qualitative Disclosures About Market Risk” in the 2005 10-K, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
          References to the Final Offering Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.
          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
          (g) The Dollar Notes shall have been designated as Portal-eligible Notes in accordance with the rules and regulations of the NASD; the Dollar Notes shall be eligible for clearance and settlement through The Depository Trust Company; and the Euro Notes shall be eligible for clearance and settlement through the Euroclear System and Clearstream, Luxembourg.
          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.
          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          (j) As soon as practicable after the closing of the offering of the Notes, and pursuant to irrevocable instructions from the Company, the Company shall apply the net proceeds of the sale of the Notes to repay the Term Loan Facility as described in the Pricing Disclosure Package and the Final Offering Memorandum.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Banc of America Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or in any supplement or amendment thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Pricing Disclosure Package or the Final Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Notes and, under the heading “Plan of Distribution”, (i) the list of Initial Purchasers; and (ii) the paragraphs related to overallotment, stabilization and syndicate covering transactions, in the Pricing Disclosure Package and the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Pricing Disclosure Package or the Final Offering Memorandum (or in any amendment or supplement thereto).
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) does not include an admission of fault and (ii) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate law firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as incurred. Such firm shall be designated by Banc of America Securities LLC and Citigroup Global Markets Inc. in the case of the parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). Each indemnified party shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Notes; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting discounts and commissions to the Initial Purchasers, but before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Initial Purchaser. (a) If any one or more Euro Notes Purchasers shall fail to purchase and pay for any of the Euro Notes agreed to be purchased by such Euro Notes Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Euro Notes Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Euro Notes set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Euro Notes set forth opposite the names of all the remaining Euro Notes Purchasers) the Euro Notes which the defaulting Euro Notes Purchaser or Euro Notes Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Euro Notes which the defaulting Euro Notes Purchaser or Euro Notes Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Euro Notes set forth on Schedule I hereto, the remaining Euro Notes Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Euro Notes, and if such nondefaulting Euro Notes Purchasers do not purchase all the Euro Notes, this Agreement will terminate without liability to any nondefaulting Euro Notes Purchaser or the Company. In the event of a default by any Euro Notes Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Banc of America Securities Limited and Citigroup Global Markets Limited shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected.
          (b) If any one or more Dollar Notes Purchasers shall fail to purchase and pay for any of the Dollar Notes agreed to be purchased by such Dollar Notes Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Dollar Notes Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Dollar Notes set forth opposite their names on Schedule II hereto bears to the aggregate principal amount of Dollar Notes set forth opposite the names of all the remaining Dollar Notes Purchasers) the Dollar Notes which the defaulting Dollar Notes Purchaser or Dollar Notes Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Dollar Notes which the defaulting Dollar Notes Initial Purchaser or Dollar Notes Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Dollar Notes set forth on Schedule II hereto, the remaining Dollar Notes Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Dollar Notes, and if such nondefaulting Dollar Notes Purchasers do not purchase all the Dollar Notes, this Agreement will terminate without liability to any nondefaulting Dollar Notes Purchaser or the Company. In the event of a default by any Dollar Notes Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Banc of America Securities LLC and Citigroup Global Markets Inc. shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected.
          (c) Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
          11. No Advisory or Fiduciary Responsibilities. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this

Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty. Nothing in this Section 11, however, shall limit the Initial Purchasers’ liability pursuant to Section 8 hereof.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes; provided, however, that the representations and warranties of the Company shall be deemed to be made at the Execution Time and the Closing Date only. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Banc of America Securities LLC General Counsel (fax no.: (646) 313-4803) and confirmed to the General Counsel, Banc of America Securities LLC at 40 West 57th Street, New York, New York 10019, Attention: General Counsel, and the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (415) 501-7650 and confirmed to it at Levi’s Plaza, 1155 Battery Street, San Francisco, CA 94111, attention of the Legal Department.
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.
          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
          17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.
          “Clearstream, Luxembourg” means Clearstream Banking, S.A.
          “Commission” shall mean the Securities and Exchange Commission.
          “Euroclear System” means the Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Levi Strauss & Co.

by

Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
BANC OF AMERICA SECURITIES LIMITED
GOLDMAN SACHS INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
MERRILL LYNCH INTERNATIONAL
SCOTIA CAPITAL INC.
By: Banc of America Securities Limited
by ___________________________
Name:
Title:
By Power of Attorney

By: Citigroup Global Markets Limited
by __________________________
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SCOTIA CAPITAL (USA) INC.
By: Banc of America Securities LLC
by __________________________
Name:
Title:
For themselves and the other several Dollar Notes
Purchasers named in Schedule II to
the foregoing Agreement.

By: Citigroup Global Markets Inc.
by __________________________
Name:
Title:
For themselves and the other several Dollar Notes
Purchasers named in Schedule II to
the foregoing Agreement.

SCHEDULE I

Principal Amount
of Euro Notes
Euro Notes Purchasers	to be Purchased
Banc of America Securities Limited	€35,000,000
Citigroup Global Markets Limited	35,000,000
Goldman Sachs International	10,000,000
J.P. Morgan Securities Ltd.	10,000,000
Merrill Lynch International	5,000,000
Scotia Capital Inc.	5,000,000

Total	€100,000,000

SCHEDULE II

Principal Amount
of Dollar Notes
Dollar Notes Purchasers	to be Purchased
Banc of America Securities LLC	$122,500,000
Citigroup Global Markets Inc.	122,500,000
Goldman, Sachs & Co.	35,000,000
J.P. Morgan Securities Inc.	35,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	17,500,000
Scotia Capital (USA) Inc.	17,500,000

Total	$350,000,000

SCHEDULE III
PRICING SUPPLEMENT
[See attached.]

SCHEDULE IV

ANNEX A
Significant Subsidiaries
Levi Strauss International
Levi Strauss International Group Finance Coordination Services SCA/CVA
Levi Strauss Financial Center Corporation
NF Industries, Inc.
Levi Strauss & Co. Europe S.C.A.
Levi Strauss Continental S.A.
Levi Strauss International, Inc.
Levi Strauss Japan Kabushiki Kaisha
Levi Strauss Italia S.R.L.
Paris — O.L.S. S.A.R.L.
Levi Strauss de Espana, S.A.
Levi Strauss Receivables Funding, LLC

EXHIBIT A
Selling Restrictions for Offers and
Sales Outside the United States
          (1)(a) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees, severally and not jointly, that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and March 17, 2006, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S.”
          (b) Each Initial Purchaser also represents and agrees, severally and not jointly, that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its Affiliates or with the prior written consent of the Company.
          (c) Terms used in this section have the meanings given to them by Regulation S.
          (2) (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser, severally and not jointly, represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
      (i) to legal entities which are authorised or regulated to operate in the financials markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
      (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
      (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
      (b) For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
      (3) Each Initial Purchaser, severally and not jointly, represents and agrees that:
      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company;
      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;
      (c) the offering of the Notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation, and accordingly, no Notes will be offered, sold or delivered, nor will copies of this offering memorandum or of any other document relating to the Notes be distributed, in the Republic of Italy, except to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended; and
      (d) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Notes other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, investment undertakings, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).